Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G/A, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G/A shall also be filed on behalf of each of them.

Dated: February 14, 2023	Valor IV Pharma Holdings, LLC

By: Valor Equity Associates IV L.P., as general partner of its members By: Valor Equity Capital IV LLC, its general partner By: Valor Management L.P., its managing member

	By:	/s/Antonio J. Gracias
Name: Antonia J. Gracias Title: CEO

Valor Equity Partners IV L.P.

By: Valor Equity Associates IV L.P., its general partner By: Valor Equity Capital IV LLC, its general partner By: Valor Management L.P., its managing member

	By:	/s/ Antonio J. Gracias
Name: Antonia J. Gracias Title: CEO

Valor Equity Partners IV-A L.P.

By: Valor Equity Associates IV L.P., its general partner By: Valor Equity Capital IV LLC, its general partner By: Valor Management L.P., its managing member

	By:	/s/Antonio J. Gracias
Name: Antonia J. Gracias Title: CEO

Valor Equity Partners IV-B L.P.

By: Valor Equity Associates IV L.P., its general partner By: Valor Equity Capital IV LLC, its general partner By: Valor Management L.P., its managing member

	By:	/s/Antonio J. Gracias
Name: Antonia J. Gracias
Title: CEO

Valor Equity Associates IV L.P.

By: Valor Equity Capital IV LLC, its general partner By: Valor Management L.P., its managing member

By:	/s/ Antonio J. Gracias
Name: Antonia J. Gracias Title: CEO

Valor Equity Capital IV LLC

By: Valor Management L.P., its managing member

By:	/s/ Antonio J. Gracias
Name: Antonia J. Gracias Title: CEO

Valor Management L.P.

By:	/s/ Antonio J. Gracias
Name: Antonia J. Gracias Title: CEO

/s/ Antonio J. Gracias
Name: Antonio J. Gracias

/s/ Juan A. Sabater
Name: Juan A. Sabater